                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to ss. 240.14a-12

Renaissance Learning, Inc. (formerly known as Advantage Learning Systems, Inc.)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           RENAISSANCE LEARNING, INC.
                               2911 PEACH STREET
                                 P.O. BOX 8036
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 17, 2002

TO THE SHAREHOLDERS OF RENAISSANCE LEARNING, INC.:

     The 2002 annual meeting of shareholders of Renaissance Learning, Inc. will be held at the company's offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 17, 2002 at 1:00 p.m., local time (and at any adjournment thereof), for the following purposes:

     (1) To elect nine directors to serve until the 2003 annual meeting of shareholders and until their successors are elected and qualified; and

     (2) To transact such other business as may properly come before the annual meeting (and any adjournment thereof), all in accordance with the accompanying proxy statement.

     Shareholders of record at the close of business on February 28, 2002 are entitled to notice of and to vote at the annual meeting.

     All shareholders are cordially invited to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, you are urged to complete, date and sign the accompanying proxy card and return it as soon as possible in the enclosed envelope which has been provided for your convenience. If you send your proxy card and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

                                          By Order of the Board of Directors,

                                          Steven A. Schmidt, Secretary
March 11, 2002

                           RENAISSANCE LEARNING, INC.
                               2911 PEACH STREET
                                 P.O. BOX 8036
                     WISCONSIN RAPIDS, WISCONSIN 54495-8036
                                 MARCH 11, 2002
                            ------------------------

                                PROXY STATEMENT

     This proxy statement is furnished by our board of directors for the solicitation of proxies from the holders of our common stock in connection with the annual meeting of shareholders to be held at our offices, 2911 Peach Street, Wisconsin Rapids, Wisconsin, on Wednesday, April 17, 2002 at 1:00 p.m., local time, and at any adjournment thereof. It is expected that the notice of annual meeting of shareholders, this proxy statement and the accompanying proxy card, together with our annual report to shareholders for fiscal 2001, will be mailed to shareholders starting on or about March 11, 2002.

     Shareholders can ensure that their shares are voted at the annual meeting by signing and returning the accompanying proxy card in the envelope provided. The submission of a signed proxy will not affect a shareholder's right to attend the annual meeting and vote in person. Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the secretary of the company a written revocation or a proxy bearing a later date. The presence at the annual meeting of a shareholder who has signed a proxy does not, by itself, revoke that proxy unless the shareholder attending the annual meeting files a written notice of revocation of the proxy with the secretary of the company at any time prior to the voting of the proxy.

     Proxies will be voted as specified by the shareholders. Where specific choices are not indicated, proxies will be voted FOR the election of each of the individuals nominated as a director. The board of directors knows of no other matters to be presented for shareholder action at the annual meeting. If any other matters properly come before the annual meeting, the persons named as proxies will vote on such matters in their discretion.

     The expense of printing and mailing proxy materials, including expenses involved in forwarding proxy materials to beneficial owners of common stock held in the name of another person, will be paid by us. No solicitation, other than by mail, is currently planned, except that certain of our officers or employees may solicit the return of proxies from shareholders by telephone.

     Only shareholders of record at the close of business on February 28, 2002 (this date is referred to as the "record date") are entitled to receive notice of and to vote the shares of common stock registered in their name at the annual meeting. As of the record date, we had outstanding 34,645,255 shares of common stock. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

     Under Wisconsin law and our amended and restated by-laws, the presence of a quorum is required to conduct business at the annual meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the annual meeting. The shares represented at the annual meeting by proxies that are marked "withhold authority" will be counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes will also be counted as shares present for purposes of determining a quorum.

     Directors are elected by the affirmative vote of a plurality of the shares of common stock present, either in person or by proxy, at the annual meeting and entitled to vote. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of the record date (unless otherwise specified) regarding the beneficial ownership of shares of common stock by (i) each director and nominee for director, (ii) the chief executive officer of the company and the four most highly compensated executive officers other than the chief executive officer (collectively, these five executives are referred to as the "named executive officers"), (iii) all directors and executive officers as a group, and (iv) each person believed by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the business address of each of the following is 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

                  NAME AND ADDRESS                        AMOUNT AND NATURE OF            PERCENT OF
                 OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)    OUTSTANDING SHARES(13)
                 -------------------                     -----------------------    ----------------------
Judith Ames Paul.....................................          11,823,544(2)                34.10%
Terrance D. Paul.....................................          11,823,544(3)                34.10%
Michael H. Baum......................................             192,458(4)                    *
John R. Hickey.......................................             173,558(5)                    *
Timothy P. Welch.....................................              53,518(6)                    *
John H. Grunewald....................................              22,500(7)                    *
Gordon H. Gunnlaugsson...............................              10,000(8)                    *
Harold E. Jordan.....................................              10,020(9)                    *
Addison L. Piper.....................................              10,000                       *
Steven A. Schmidt....................................               6,205(10)                   *
All directors and executive officers as a group (10
  persons)...........................................          24,125,347(11)               68.73%
WoodTrust Asset Management, N.A......................           2,009,135(12)                5.80%

-------------------------
  *  Less than 1% of the outstanding common stock.

 (1) Except as otherwise noted, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed.

 (2) Includes options for 42,992 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date. Ms. Paul is married to Terrance D. Paul, and Mr. Paul's shares of common stock are not included in the number of shares beneficially owned by Ms. Paul.

 (3) Includes options for 42,992 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date. Mr. Paul is married to Judith Ames Paul, and Ms. Paul's shares of common stock are not included in the number of shares beneficially owned by Mr. Paul.

 (4) Includes options for 160,083 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

 (5) Includes options for 168,083 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

 (6) Includes 29,400 shares of common stock held by a family trust, of which Mr. Welch is the trustee. Also includes options for 11,812 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

 (7) Includes options for 12,500 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date. Mr. Grunewald disclaims beneficial ownership of 1,000 of the shares of common stock indicated above, as such shares are held of record by his wife.

 (8) Includes options for 6,000 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

 (9) Includes 5,520 shares of common stock held in a joint account over which Mr. Jordan shares voting power with his wife. Also includes options for 4,500 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(10) Includes options for 5,474 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(11) Includes options for 454,436 shares of common stock which are currently exercisable as of, and/or exercisable within 60 days of, the record date.

(12) The address of WoodTrust Asset Management, N.A. ("WoodTrust") is 181 2nd Street South, P.O. Box 8000, Wisconsin Rapids, Wisconsin 54495-8000. The information in the table is based on a Schedule 13G which was filed by WoodTrust with the Securities and Exchange Commission reporting that it had, as of December 31, 2001, sole voting power over 2,009,135 shares of common stock, sole dispositive power over 1,960,061 shares of common stock and shared dispositive power over 2,602 shares of common stock.

(13) Based on 34,645,255 shares outstanding as of the record date.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     The number of directors constituting the whole board of directors is currently fixed at nine. Directors are elected at each annual meeting of shareholders to hold office for a one-year term and until their successors are duly elected and qualified. Accordingly, the board of directors has selected the nine members currently serving on the board as nominees for election at the annual meeting.

     All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the persons named in the proxy card will vote for the election of another person or persons as the board of directors recommends.

                         NOMINEES STANDING FOR ELECTION

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Judith Ames Paul            Ms. Paul is the co-founder of the company and has been
  Age 55                    co-chairman of the board of directors since July 2001. From
                            1986 until July 2001, Ms. Paul served as chairman of the
                            board. Ms. Paul acts as our spokesperson and coordinates our public relations and customer communication policies. Ms.
                            Paul is a leading teacher advocate, an education activist
                            and the Executive Editor of School Improvement News and Math
                            Advantage, which are newsletters published by us. Ms. Paul holds a bachelors degree in elementary education from the
                            University of Illinois.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------
Terrance D. Paul            Mr. Paul is the co-founder of the company and has been
  Age 55                    co-chairman of the board of directors since July 2001. From
                            July 1996 until July 2001, Mr. Paul served as vice chairman of the board. Mr. Paul is primarily responsible for our
                            long-term strategic planning and new product development
                            strategy. He conceptualized and led the development of
                            Accelerated Math(R), STAR Reading(R), STAR Math(R) and
                            Renaissance(TM) professional development. In addition, Mr.
                            Paul coordinates our research activities. From November 1995 until July 1996, Mr. Paul served as our chief executive
                            officer. From January 1992 until August 1993 and again from
                            September 1994 until November 1995, Mr. Paul served as our president. For the 12 years prior to 1992, Mr. Paul was
                            president of Best Power Technology, Inc., a manufacturer of uninterruptible power systems. Mr. Paul has authored
                            numerous research reports, including Patterns of Reading
                            Practice (1996) and Theoretical Foundations of Learning
                            Information Systems (1997). Mr. Paul holds a law degree from the University of Illinois and an MBA from Bradley
                            University. Terrance Paul is Judith Paul's husband.

Michael H. Baum             Mr. Baum has been our chief executive officer since July
  Age 54                    1996 and a director since September 1994. Mr. Baum served as our president between November 1995 and June 1996. From
                            September 1994 until November 1995, Mr. Baum served as the managing director of the School Renaissance Institute, Inc.
                            (one of our former subsidiaries) and from June 1994 until
                            September 1994, he served as the director of educational
                            consulting for the School Renaissance Institute. From 1984 until June 1994, Mr. Baum held a variety of positions with
                            Francorp, Inc., an international management consulting firm based in Chicago, his last position being that of executive vice president, which he held from September 1991 until June
                            1994. Mr. Baum holds a bachelors degree and a masters degree in teaching from Yale University and an MBA from
                            Northwestern University.

John R. Hickey              Mr. Hickey has been our president and chief operating
  Age 46                    officer since July 1996 and a director since October 1996.
                            From January 1996 until June 1996, Mr. Hickey served as
                            executive vice president of R.F. Technologies, Inc., a
                            manufacturer of protection devices, and from September 1995 until December 1995, he served as executive vice president of Liebert Corporation (a subsidiary of Emerson Electric
                            Co.), a manufacturer of uninterruptible power supplies. From
                            January 1989 until June 1995, Mr. Hickey held various senior management positions with Best Power Technology, Inc.,
                            including executive vice president of operations, senior
                            vice president of sales and marketing and vice
                            president-international. In addition, Mr. Hickey spent
                            approximately ten years with Briggs and Stratton Corp., a
                            manufacturer of air-cooled gasoline engines for outdoor
                            power equipment, headquartered in Milwaukee, Wisconsin.
                            While at Briggs and Stratton, Mr. Hickey served in various management positions, eventually rising to the position of the director of international sales and finance
                            administration, a position he held from October 1985 until
                            January 1989. Mr. Hickey holds a bachelors degree in
                            international business and history from the University of
                            Wisconsin.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------

Timothy P. Welch            Mr. Welch has been a director since August 1996. Mr. Welch
  Age 59                    is the founder of the predecessor to Renaissance Corporate
                            Services, Inc. ("RCS"), which is one of our subsidiaries.
                            From June 1997 until October 1997, Mr. Welch served as a
                            consultant to RCS, and from November 1997 until August 1998, he worked for us on special projects. From August 1996 until
                            June 1997, Mr. Welch served as the chief executive officer of RCS, and for the 15 years prior thereto, he served as the president of its predecessor. Mr. Welch is also the founder and chief executive officer of Curriculum Technologies,
                            Inc., a firm specializing in multi-media compact disk
                            development for the adult literacy and English as a second language markets, and a member of the board of directors and the chairman of the advisory board of ABACAST, Inc., a
                            company which provides engineering solutions to media
                            streaming bandwidth problems. In addition, Mr. Welch is a
                            member of the board of directors of the Assessment Training
                            Institute Foundation. Mr. Welch holds a bachelors degree in journalism from the University of Wisconsin.

John H. Grunewald           Mr. Grunewald has been a director since September 1997. From
  Age 65                    September 1993 to January 1997, Mr. Grunewald served as the executive vice president, chief financial officer and
                            secretary of Polaris Industries Inc., a manufacturer of
                            snowmobiles, all-terrain vehicles and personal watercraft.
                            From June 1977 until June 1993, Mr. Grunewald served as the vice president of finance, chief financial officer and
                            secretary of Pentair, Inc., a diversified manufacturing
                            company. Mr. Grunewald currently serves as a director of the
                            Nash Finch Company, a wholesale food distributor, and
                            Restaurant Technologies, Inc., a supplier of full service
                            cooking oil management systems to restaurants. Mr. Grunewald also serves on the board of Rise, Inc., a charitable
                            institution providing occupations for handicapped and
                            disabled children, and as a member of the board of governors of the Bethel College Foundation. Mr. Grunewald holds a
                            bachelors degree in business from St. Cloud State University and an MBA in business finance from the University of
                            Minnesota.

Gordon H. Gunnlaugsson      Mr. Gunnlaugsson has been a director since April 2000. From
  Age 57                    1987 through 2000, Mr. Gunnlaugsson served as the executive vice president and chief financial officer of Marshall &
                            Ilsley Corporation (M&I), a bank holding company
                            headquartered in Milwaukee, Wisconsin. In addition, Mr.
                            Gunnlaugsson served as a member of the board of directors of
                            M&I from February 1994 through December 2000, and served as the vice president of M&I Marshall & Ilsley Bank, which is a subsidiary of M&I, from 1976 through 2000. Mr. Gunnlaugsson serves as the chairman of the board of directors of the
                            Milwaukee Economic Development Commission, Mortgagebot LLC
                            (a provider of web-enabled solutions for the mortgage
                            lending industry), and the Puelicher Center for Banking at the University of Wisconsin -- Madison, and as a member of the board of directors of AAL Bank & Trust, FSB, Fiduciary
                            Management, Inc. (an investment advisory firm), Grede
                            Foundries, Inc. and West Bend Mutual Insurance Company. Mr.
                            Gunnlaugsson also serves as the chairman of the advisory
                            board of the Cardiovascular Research Center of the Medical
                            College of Wisconsin. Mr. Gunnlaugsson holds a bachelors
                            degree in business and an MBA from the University of
                            Wisconsin, and is a certified public accountant.

      NAME AND AGE
      OF DIRECTOR                                      OFFICE
      ------------                                     ------

Harold E. Jordan            Mr. Jordan has been a director since April 2000. Since
  Age 51                    December 1990, Mr. Jordan has served as the president and
                            chief executive officer of World Computer Systems, Inc., a computer programming services company, and from January 1986 until December 1990, he served as its executive vice
                            president. In addition, since October 1997, Mr. Jordan has served as the president and chief executive officer of
                            Madras Packaging, LLC, a plastic molding company. From May
                            1987 until December 1996, Mr. Jordan practiced law with
                            Jordan & Keys, a law firm which he founded, and since
                            January 1997, has been of counsel to the firm. Mr. Jordan
                            serves as a member of the board of visitors of the
                            University of Wisconsin Law School and a member of the board of directors of Paramount Theater. Mr. Jordan is also the
                            past chairman of the board of trustees of Lawrence
                            University. Mr. Jordan holds a bachelors degree from
                            Lawrence University and a law degree from the University of
                            Wisconsin Law School.

Addison L. Piper            Mr. Piper has been a director since July 2001. Mr. Piper has
  Age 55                    served as chairman of the board of directors of U.S. Bancorp
                            Piper Jaffray (U.S. Bancorp), a financial services firm,
                            since 1988. Mr. Piper joined U.S. Bancorp in 1969 and has
                            held various management positions since that time, including chief executive officer from 1983 until December 1999. Mr.
                            Piper currently serves on the board of directors of
                            Minnesota Public Radio, St. Martin's Church Foundation and
                            Abbott Northwestern Hospital Foundation. He also serves as a regent of St. Olaf College. Mr. Piper holds a bachelors
                            degree from Williams College and an MBA from Stanford
                            University.

     The board of directors has standing compensation and audit committees. The board of directors does not have a nominating committee. The board of directors held four meetings in 2001. With the exception of Mr. Welch, each incumbent director attended at least 75% of the meetings of the board of directors held during 2001 and at least 75% of the meetings of the board committees on which the director served in 2001.

     The compensation committee is responsible for making recommendations to the board of directors concerning compensation levels of our executive officers and for administering our executive compensation plans, including our 1997 stock incentive plan. The members of the compensation committee are Messrs. Jordan (Chairman) and Grunewald, neither of whom was or is an employee of the company. The compensation committee held three meetings in 2001.

     The audit committee is responsible for selecting our independent auditors, reviewing the scope, results and costs of the audit with our independent auditors and reviewing our financial statements to ensure full compliance with regulatory requirements and full disclosure of necessary information to our shareholders. The members of the audit committee are Messrs. Grunewald (Chairman), Jordan and Gunnlaugsson. The audit committee held four meetings in 2001.

     The board of directors has adopted and approved a formal written charter for the audit committee. All of the members of the audit committee as currently constituted are "independent," as defined in the listing standards of the National Association of Securities Dealers, Inc., meaning they have no relationships with the company that may interfere with the exercise of their independence from management of the company.

                             EXECUTIVE COMPENSATION

     Summary Compensation Information. The following table sets forth the compensation for the past three years for the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                     ------------------
                                                                           AWARDS
                                                                     ------------------
                                             ANNUAL COMPENSATION         SECURITIES
                                            ---------------------        UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY($)    BONUS($)    OPTIONS/SARS(#)(1)    COMPENSATION($)(2)
---------------------------         ----    ---------    --------    ------------------    ------------------
Judith Ames Paul................    2001    $219,185          --           15,827                $8,680
  Co-Chairman of the Board          2000     204,846          --            8,316                 8,112
                                    1999     191,173          --           35,654                 6,600
Terrance D. Paul................    2001    $219,185          --           15,827                $8,680
  Co-Chairman of the Board          2000     204,846          --            8,316                 8,112
                                    1999     191,173          --           35,654                 6,600
Michael H. Baum.................    2001    $230,913          --           35,294                $9,126
  Chief Executive Officer           2000     215,244          --           16,632                 8,522
                                    1999     185,807          --           71,307                 6,600
John R. Hickey..................    2001    $225,875          --           35,294                $8,945
  President and Chief Operating     2000     209,095          --           16,632                 8,280
  Officer                           1999     180,968          --           71,307                 6,600
Steven A. Schmidt(3)............    2001    $180,745     $13,600           10,181                $7,539
  Vice President, Chief
     Financial                      2000     157,002      20,000            4,948                 6,216
  Officer and Secretary             1999      57,115          --           11,866                    --

-------------------------
(1) Reflects options granted under our 1997 stock incentive plan.

(2) For 1999, these figures reflect 401(k) plan matching amounts contributed by us. For 2000 and 2001, these figures reflect 401(k) plan and supplemental executive retirement plan ("SERP") matching amounts contributed by us. The breakdown of 401(k) plan and SERP payments contributed by us in 2001 is as follows: Ms. Paul -- $6,930 and $1,750; Mr. Paul -- $6,930 and $1,750; Mr.
    Baum -- $6,930 and $2,196; Mr. Hickey -- $6,930 and $2,015; and Mr.
    Schmidt -- $6,930 and $609.

(3) Mr. Schmidt joined the company in August 1999.

     Option Grants. The following table provides information on options granted to the named executive officers during 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           INDIVIDUAL GRANTS
                                   -----------------------------------------------------------------
                                                            % OF TOTAL
                                   NUMBER OF SECURITIES    OPTIONS/SARS
                                        UNDERLYING          GRANTED TO     EXERCISE OR                  GRANT DATE
                                       OPTIONS/SARS        EMPLOYEES IN    BASE PRICE     EXPIRATION      PRESENT
NAME                                  GRANTED(#)(1)        FISCAL YEAR      ($/SH)(2)        DATE       VALUE($)(3)
----                               --------------------    ------------    -----------    ----------    -----------
Judith Ames Paul...............            8,547              2.22%          $29.25         3/1/11       $216,496
                                           7,280              1.89%          $34.34         9/1/11       $213,522
Terrance D. Paul...............            8,547              2.22%          $29.25         3/1/11       $216,496
                                           7,280              1.89%          $34.34         9/1/11       $213,522
Michael H. Baum................           17,094              4.45%          $29.25         3/1/11       $432,991
                                          18,200              4.73%          $34.34         9/1/11       $533,806
John R. Hickey(4)..............           17,094              4.45%          $29.25         3/1/11       $432,991
                                          18,200              4.73%          $34.34         9/1/11       $533,806
Steven A. Schmidt..............            5,085              1.32%          $29.25         3/1/11       $128,803
                                           5,096              1.33%          $34.34         9/1/11       $149,466

-------------------------
(1) The vesting schedule for options is 25% per year with each option being fully exercisable four years from the date of grant.

(2) All options have an exercise price equal to 100% of the fair market of the common stock on the date of grant.

(3) The grant date present values were determined using the Black-Scholes option pricing model with the following common assumptions: a 10 year expected period of time to exercise; a risk-free weighted average rate of return of 4.77%; an expected dividend yield of 0.00%; and a weighted average volatility factor of 85.14%.

(4) In the event Mr. Hickey's employment as president of the company is terminated for any reason (other than due to retirement, death or disability) at any time after July 1, 2001, the company has agreed to offer Mr. Hickey employment in some other mutually agreeable capacity through the period required for all options granted to him in 1997, 1998 and 1999 to vest in accordance with their terms.

     Option Exercises. The following table provides information on options exercised during 2001, and options held at year end, by the named executive officers.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                                                OPTIONS/SARS                       OPTIONS/SARS
                           SHARES                               AT FY-END(#)                      AT FY-END($)(1)
                         ACQUIRED ON       VALUE       -------------------------------    -------------------------------
NAME                     EXERCISE(#)    REALIZED($)    EXERCISABLE(2)    UNEXERCISABLE    EXERCISABLE(2)    UNEXERCISABLE
----                     -----------    -----------    --------------    -------------    --------------    -------------
Judith Ames Paul.....          --              --          42,992           42,529          $  408,592        $273,598
Terrance D. Paul.....          --              --          42,992           42,529          $  408,592        $273,598
Michael H. Baum......      12,000        $340,440         160,083           91,478          $2,642,689        $663,225
John R. Hickey.......          --              --         168,083           91,478          $2,822,449        $663,225
Steven A. Schmidt....       2,968        $ 82,965           5,474           18,553          $   32,819        $ 67,715

-------------------------

(1) For valuation purposes, a December 31, 2001 market price of $30.47 was used.

(2) Consists of options for shares which were exercisable as of, and/or exercisable within 60 days of, December 31, 2001.

     From time to time, our directors and officers may sell shares of their common stock to us pursuant to our stock repurchase program. The purchase price for any such sales is the prevailing market price at the time of such sale. As of the date hereof, we have not purchased any shares from our directors or officers under the stock repurchase program.

                       NON-EMPLOYEE DIRECTOR COMPENSATION

     Directors who are not employees receive a fee of $1,000 for each board meeting which they attend and $500 for each committee meeting which they attend, plus out-of-pocket expenses incurred in connection with attendance at each such meeting. In addition, in March and September 2001, each non-employee director who was a member of the board at that time received options under our 1997 stock incentive plan to purchase 3,000 and 2,184 shares, respectively, of common stock, which options vest 50% after one year and 50% after two years.

                         COMPENSATION COMMITTEE REPORT

     The compensation committee consists of Messrs. Jordan (Chairman) and Grunewald, neither of whom was or is an employee of the company. The compensation committee is responsible for making recommendations to the board of directors concerning the compensation levels of our executive officers. The compensation committee also administers our 1997 stock incentive plan, with responsibility for determining the awards to be made under such plan to our executive officers and to other eligible individuals. The compensation committee reviews compensation programs for executive officers in July of each year, with any changes to such compensation programs generally commencing in September of each year. This results in compensation decisions impacting portions of two different calendar years. For example, compensation changes effective in September of 2001 will affect four months of 2001 and eight months of 2002.

     In 2001, the compensation committee made compensation decisions with respect to the base salaries of, and the stock option grants to, our executive officers. We generally do not have a cash bonus program for executive officers. In making compensation decisions, the compensation committee retained a nationally recognized, independent professional compensation consulting firm to assist the compensation committee in fulfilling its duties. The consultant provided a comparison of the compensation levels of our executive officers with the compensation levels of executive officers of other educational services and software companies. Of the other companies reported on by the consultant, two were among the peer group of companies used in our performance graph. The report examined the relative sales, market capitalizations, assets, income, number of employees and compensation levels of the comparison group of companies in making its assessment.

     Using the consultant's report, the compensation committee considered the total annual cash compensation of our executive officers along with the value of stock option grants based on the Black-Scholes model. The compensation committee concluded, based on this report, that the current compensation of our executive officers appears reasonable from an overall perspective. After reviewing the consultant's report, the compensation committee did not set the compensation of our executive officers at any specific level as compared to the group of companies reviewed. Also, in making its decisions, the committee did not assign relative weights or importance to any specific measure of our financial performance.

     Base Salary. The compensation committee sets the base salaries of our executive officers at levels designed to attract and retain highly qualified individuals. Based on the information available to it, including the consultant's report, the committee determined to increase base salaries for our executive officers. The committee believes that the base salary increases were appropriate relative to our financial performance compared with the other companies reviewed.

     Cash Bonus Program. While we generally do not have a cash bonus program for executive officers, our chief financial officer received a cash bonus in 2001 as a result of his compensation arrangement with us when he was initially hired in 1999. The cash bonus received by Mr. Schmidt in 2001 is the last such bonus that will be paid to Mr. Schmidt under his compensation arrangement with us, as the compensation committee determined to discontinue the program after 2001.

     Equity Based Compensation. Stock option grants are the primary form of long-term incentive compensation for our executive officers. The compensation committee believes stock options are an effective means of incenting senior management to increase the long-term value of our common stock. Based on the information described above, including the consultant's report, the committee determined to increase the current dollar value of stock option grants to executive officers (i.e., the annual dollar value of the shares subject to option at the date of grant). The committee believes that the total compensation package provided to executive officers, including options, is appropriate relative to all factors considered by the committee.

     CEO Compensation. In evaluating Mr. Baum's compensation, the committee reviewed the compensation levels for the chief executive officers of the comparison group of companies described above and the financial performance of those companies. The committee considered the consultant's report, Mr. Baum's responsibilities, his performance in meeting those responsibilities, and our financial performance. On the basis of this information, the committee determined to increase Mr. Baum's base salary and to increase the dollar value of the annual stock option grants to Mr. Baum. Mr. Baum's compensation was not specifically tied to any specific financial performance criteria. The committee believes Mr. Baum's compensation is appropriate given our size and financial performance.

     In making compensation decisions, it is the compensation committee's current intention to recommend plans and awards which will meet the requirements for deductibility for tax purposes under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                          THE COMPENSATION COMMITTEE:

             Harold E. Jordan, Chairman            John H. Grunewald

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee has ever been an officer or employee of our company or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our directors is an executive officer.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the board of directors, the audit committee assists the board in fulfilling its responsibility to our shareholders, the investment community and governmental agencies relating to corporate accounting, financial reporting practices and the quality and integrity of our financial reports. During 2001, the committee met four times, and the committee chair, as representative of the committee, discussed the interim financial information contained in each of our quarterly reports on Form 10-Q with the chief financial officer, controller and independent auditors prior to filing with the Securities and Exchange Commission.

     Auditor Independence and 2001 Audit. In discharging its duties, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit committees." In addition, the audit committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The committee also discussed with management and the independent auditors the quality and adequacy of our internal controls. The committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

     The committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The committee also discussed with management and the independent auditors the objectives and scope of the internal audit process and the results of the internal audit examinations.

     2001 Financial Statements and Recommendations of the Committee. The committee reviewed our audited financial statements as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees billed for professional services rendered by the independent auditors for (1) the audit of our financial statements as of and for the year ended December 31, 2001 and (2) the review of the financial statements included in our Form 10-Q filings for the year, were $78,500.

     Financial Information Systems Design and Implementation Fees. The independent auditors did not provide professional services during 2001 for the operation of our information systems or the management of our local area networks, nor did they design or implement a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to our financial statements taken as a whole. Accordingly, no financial information systems design and implementation fees were paid to the independent auditors during 2001.

     All Other Fees. The aggregate fees billed by the independent auditors during 2001 for non-audit and non-information systems related services, were $89,400. These services primarily consisted of tax consultation, tax compliance and research services. The audit committee considered whether, and has determined that, the provision of these types of services is compatible with maintaining the independent auditors independence.

                              THE AUDIT COMMITTEE:

John H. Grunewald, Chairman        Harold E. Jordan       Gordon H. Gunnlaugsson

                             CERTAIN RELATIONSHIPS

     In the past, we have engaged U.S. Bancorp Piper Jaffray (U.S. Bancorp) and/or its affiliates to perform certain services on our behalf. Currently, U.S. Bancorp serves as our agent under our stock repurchase program. Furthermore, U.S. Bank, N.A., the parent company of U.S. Bancorp, administers our 401(k) plan and serves as our registrar and transfer agent. In the future, we may engage U.S. Bancorp and/or its affiliates to perform additional services on our behalf. Addison L. Piper, a member of our board of directors, is chairman of the board of directors of U.S. Bancorp.

                           PENDING LEGAL PROCEEDINGS

     None of our directors or executive officers is an adverse party or has an interest adverse to us in any material pending legal proceeding.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, among others, to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2001, all filing requirements were complied with, except that John R. Hickey filed one report late.

                               PERFORMANCE GRAPH

     The following graph compares the total stockholder return on our common stock since our initial public offering on September 25, 1997 with that of the Nasdaq Stock Market Index and a peer group index constructed by us. The companies included in our peer group index are Apollo Group, Inc. (APOL),

SmartForce PLC (SMTF), Learning Tree International, Inc. (LTRE), Sylvan Learning Systems, Inc. (SLVN), School Specialty, Inc. (SCHS), Edison Schools, Inc.
(EDSN), Education Management Corporation (EDMC) and Plato Learning, Inc. (f/k/a TRO Learning, Inc.) (TUTR). Computer Learning Centers, Inc. (CLCX), which was included in our peer group index last year, has been removed from the index since it ceased trading during 2001.

     The total return calculations set forth below assume $100 invested on September 25, 1997, with reinvestment of dividends into additional shares of the same class of securities at the frequency with which dividends were paid on such securities through December 31, 2001. The stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG RENAISSANCE LEARNING, INC.,
          THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP INDEX

[PERFORMANCE GRAPH 9/25/1997 TO 12/31/2001]

                                    Cumulative Total Return
                                    9/25/97   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
  Renaissance Learning, Inc.          100       134        411        140        420        381
  Peer Group Index                    100       109         95         78        137        139
  Nasdaq Stock Market (U.S.) Index    100        94        132        246        148        117

                                 OTHER MATTERS

     Although we are not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy card intend to vote such proxy in accordance with their best judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     We have selected Arthur Andersen LLP as our independent auditors for the fiscal year ended December 31, 2002. Representatives of Arthur Andersen LLP will be present at the annual meeting to make any statement they may desire and to respond to questions from shareholders.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     In accordance with our amended and restated by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2003 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2003 annual meeting of shareholders must be submitted to us not later than December 18, 2002. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with our amended and restated by-laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2003 annual meeting of shareholders must be received by us at our principal executive offices, 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036 on or before November 11, 2002. Proposals should be directed to Mr. Steven A. Schmidt, Secretary. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

     You may obtain a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2001 at no cost by writing to Mr. Steven A. Schmidt, Secretary, Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036.

                                          By Order of the Board of Directors,

                                          Steven A. Schmidt, Secretary

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                                   PROXY CARD
                           RENAISSANCE LEARNING, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned appoints Michael H. Baum and John R. Hickey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Renaissance Learning, Inc. held of record as of February 28, 2002 by the undersigned at the 2002 annual meeting of shareholders of Renaissance Learning, Inc. to be held on April 17, 2002 and at any adjournment thereof.


      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS.


                          (Detach below and return using the envelope provided.)

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



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--------------------------------------------------------------------------------

                 RENAISSANCE LEARNING, INC. 2002 ANNUAL MEETING

1.   ELECTION OF DIRECTORS:
     (To serve until the 2003       1-Judith Ames Paul      [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY
     Annual Meeting and until       2-Terrance D. Paul          listed to the left       to vote for all
     their successors are           3-Michael H. Baum           (except as specified     nominees listed
     elected and qualified)         4-John R. Hickey            below).                  to the left.
                                    5-Timothy P. Welch
                                    6-John H. Grunewald
                                    7-Gordon H. Gunnlaugsson
                                    8-Harold E. Jordan
                                    9-Addison L. Piper

     (Instructions:  To withhold authority to vote for any     -----------------
     indicated nominee, write the number(s) of the nominee(s)
     in the box provided to the right.)                        -----------------


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     No. of Shares  ________
                                         Date: _________________________________

     Check appropriate box
     Indicate changes below:                   _________________________________
                                                  (Signature of Shareholder)

     Address Change?  [ ]  Name Change?  [ ]

                                               _________________________________
                                                  (Signature of Shareholder --
                                                        if held jointly)


                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.


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